Exhibit 99.1

For more information contact
Media:
Alicia Dixon
Phone	713.825.9107
Investors:
David Mordy
Phone	713.207.6500

For Immediate Release
CenterPoint Energy reports first quarter 2020 loss of $2.44 per diluted share;
$0.50 earnings per diluted share from utility operations and $0.10 per diluted share from midstream investments on a guidance basis, excluding impairment charges

• Utilities delivered solid first quarter performance in spite of less-than-favorable weather
• Reiterate 2020 Utility EPS guidance range of $1.10 - $1.20 and 5 - 7% Utility EPS CAGR, inclusive of anticipated COVID-19 impacts

Houston - May 7, 2020 - CenterPoint Energy, Inc. (NYSE: CNP) today reported a loss available to common shareholders of $1,228 million, or loss of $2.44 per diluted share, for the first quarter of 2020, compared to income available to common shareholders of $140 million, or $0.28 per diluted share, for the first quarter of 2019. The company recognized $1,568 million of after-tax non-cash impairment charges and losses on assets held for sale in the first quarter of 2020, which are discussed in detail below.

On a guidance basis, first quarter 2020 earnings were $0.50 per diluted share from utility operations and $0.10 per diluted share from midstream investments, excluding non-cash impairment charges. First quarter 2019 earnings, on a guidance basis, were $0.41 per diluted share from utility operations and $0.05 per diluted share from midstream investments. See “Reconciliation of Consolidated income available to common shareholders and diluted earnings (loss) per share (GAAP) to adjusted income and adjusted diluted earnings per share (Non-GAAP)” below.

“During these unprecedented times, I am proud of the tremendous efforts our employees are making every day to continue providing safe and reliable electricity and natural gas to our customers,” said John W. Somerhalder II, interim president and chief executive officer of CenterPoint Energy. “I would like to extend a special thank you to our operations personnel who are on the front lines keeping the electricity on and the natural gas flowing during a time when our customers need them most. Despite the challenges created by the COVID-19 pandemic and less-than-favorable weather, I am pleased to report that CenterPoint Energy delivered strong first quarter results driven by customer growth, rate relief, disciplined cost management and favorable tax benefits."

Business Segments

Houston Electric - Transmission & Distribution

The Houston electric - transmission & distribution segment reported net income of $37 million for the first quarter of 2020, compared with $30 million for the first quarter of 2019. Net income for the first quarter of 2020 included $3 million of after-tax severance costs. Net income for the first quarter of 2019 included $8 million of after-tax merger-related expenses. On a guidance basis, first quarter 2020 net income was $40 million, compared with $38 million for the first quarter of 2019. On a guidance basis, net income in the first quarter of 2020 benefited primarily from customer growth and lower operations and maintenance expense. These benefits were partially offset by increased depreciation and amortization and other taxes expense, lower equity return, primarily due to the annual true-up of transition charges, and lower miscellaneous revenues.

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Indiana Electric – Integrated

The Indiana electric - integrated segment reported a net loss of $171 million for the first quarter of 2020, compared with a net loss of $9 million for the first quarter of 2019. The net loss for the first quarter of 2020 included $185 million of non-cash impairment charges. The net loss for the first quarter of 2019 included $18 million of after-tax merger-related expenses. On a guidance basis, excluding non-cash impairment charges, first quarter 2020 net income was $14 million, compared with $9 million for the first quarter of 2019. On a guidance basis, net income in the first quarter of 2020 benefited primarily from an additional month of earnings from the electric utility acquired in the merger in February 2019 and rate relief. These benefits were partially offset by lower usage, primarily due to unfavorable weather.

Natural Gas Distribution

The natural gas distribution segment reported net income of $204 million for the first quarter of 2020, compared with $120 million for the first quarter of 2019. Net income for the first quarter of 2020 includes $3 million of after-tax severance costs. Net income for the first quarter of 2019 included $44 million of after-tax merger-related expenses. On a guidance basis, first quarter 2020 net income was $207 million, compared with $164 million for the first quarter of 2019. On a guidance basis, net income in the first quarter of 2020 benefited primarily from an additional month of earnings from the gas jurisdictions acquired in the merger in February 2019, rate relief, customer growth and lower operations and maintenance expense. These increases were partially offset by increased depreciation and amortization and other taxes expense, interest expense and lower usage, primarily due to unfavorable weather.

Midstream Investments

The midstream investments segment reported a net loss of $1,127 million for the first quarter of 2020. This loss included after-tax non-cash impairment charges totaling $1,177 million, composed of the company's impairment of its investment in Enable Midstream Partners, LP ("Enable") of $1,166 million and the company's share, $11 million, of impairment charges Enable recorded for goodwill and long-lived assets during the first quarter of 2020. Excluding non-cash impairment charges, first quarter of 2020 net income was $50 million, compared with $24 million for the first quarter of 2019. For further detail, please refer to Enable's investor materials provided during its first quarter 2020 earnings call on May 6, 2020.

Corporate and Other

The corporate and other segment reported net income of $4 million for the first quarter of 2020, compared with a net loss of $22 million for the first quarter of 2019. Net income for the first quarter of 2020 included $7 million of after-tax merger-related expenses and severance costs. The net loss for the first quarter of 2019 included $12 million of after-tax merger-related expenses.

Discontinued Operations - Energy Services and Infrastructure Services

Discontinued operations reported a net loss of $146 million for the first quarter of 2020, compared with net income of $26 million for the first quarter of 2019. The net loss for the first quarter of 2020 included $111 million of after-tax non-cash impairment charges at Energy Services recorded for goodwill and loss on assets held for sale, plus an additional after-tax loss of $4 million for cost to sell, and $80 million of after-tax non-cash impairment charges at Infrastructure Services recorded for goodwill, plus an additional after-tax loss of $11 million for cost to sell. Results related to discontinued operations are excluded from the company's guidance basis results.

Earnings Outlook

To provide greater transparency on utility earnings, 2020 guidance will be presented in two components, a guidance basis Utility EPS range and a Midstream Investments EPS expected range.

•	Reiterate 2020 guidance basis Utility EPS range of $1.10 - $1.20

•	2020 - 2024 target of 5 - 7% compound annual guidance basis Utility EPS growth, using the 2020 range of $1.10 - $1.20 as the starting EPS, assuming the COVID-19 scenario described below

•	2020 Midstream Investments EPS expected range is $0.15 - $0.18

Utility EPS Guidance Range

•
Utility EPS guidance range includes net income from Houston Electric, Indiana Electric and Natural Gas Distribution segments, as well as after tax operating income from the Corporate and Other segment.

•
The 2020 Utility EPS guidance range considers operations performance to date and assumptions for certain significant variables that may impact earnings, such as customer growth (approximately 2% for electric operations and 1% for natural gas distribution) and usage including normal weather, throughput, recovery of capital invested through rate cases and other rate filings, effective tax rates, financing activities and related interest rates, regulatory and judicial proceedings, anticipated cost savings as a result of the merger and reflects dilution and earnings as if the newly issued preferred stock were issued as common stock. In addition, the Utility EPS guidance range incorporates a COVID-19 scenario range of $0.05 - $0.08 which assumes reduced demand levels with April as the peak and reflects anticipated deferral and recovery of incremental expenses, including bad debt. The COVID-19 scenario also assumes a gradual re-opening of the economy in CenterPoint Energy's service territories, leading to diminishing levels of demand reduction, which would continue through August. To the extent actual recovery deviates from these COVID-19 scenario assumptions, the 2020 Utility EPS guidance range may not be met and our projected full-year guidance range may change. The Utility EPS guidance range also assumes an allocation of corporate overhead based upon its relative earnings contribution. Corporate overhead consists of interest expense, preferred stock dividend requirements, income on Enable preferred units and other items directly attributable to the parent along with the associated income taxes.

•	Utility EPS guidance excludes:

◦	Certain integration and transaction-related fees and expenses associated with the merger

◦	Severance costs

◦	Midstream Investments and allocation of associated corporate overhead

◦	Results related to Infrastructure Services and Energy Services, including anticipated costs and impairment resulting from the sale of those businesses

◦	Earnings or losses from the change in value of ZENS and related securities

◦	Changes in accounting standards
In providing this 2020 guidance, CenterPoint Energy uses a non-GAAP measure of adjusted diluted earnings per share that does not consider the items noted above and other potential impacts, including other unusual items, which could have a material impact on GAAP reported results for the applicable guidance period. CenterPoint Energy is unable to present a quantitative reconciliation of forward looking adjusted diluted earnings per share because changes in the value of ZENS and related securities are not estimable as they are highly variable and difficult to predict due to various factors outside of management’s control.

Midstream Investments EPS Expected Range
The 2020 Midstream Investments EPS expected range is $0.15 - $0.18. In providing this EPS range for Midstream Investments, the company assumes a 53.7 percent limited partner ownership interest in Enable and includes the amortization of its basis differential in Enable and assumes an allocation of CenterPoint Energy corporate overhead based upon Midstream Investments relative earnings contribution. The Midstream Investments EPS expected range reflects dilution and earnings as if CenterPoint Energy's newly issued preferred stock were issued as common stock. The Midstream Investments EPS expected range takes into account such factors as Enable’s most recent public outlook for 2020 dated May 6, 2020, and effective tax rates. The company does not include other potential impacts such as any changes in accounting standards, impairments or Enable’s unusual items.

Reconciliation of Consolidated income (loss) available to common shareholders and diluted earnings (loss) per share (GAAP) to adjusted income and adjusted diluted earnings per share (Non-GAAP)

Quarter Ended
March 31, 2020
	Utility Operations		Midstream Investments		Corporate and Other (6)		CES(1) & CIS(2) (Disc. Operations)		Consolidated
	Dollars in millions	Diluted EPS (3)	Dollars in millions	Diluted EPS (3)	Dollars in millions	Diluted EPS (3)	Dollars in millions	Diluted EPS (3)	Dollars in millions	Diluted EPS (3)
Consolidated income available to common shareholders and diluted EPS	$70	$0.14	$(1,127)	$(2.24)	$(25)	$(0.05)	$(146)	$(0.29)	$(1,228)	$(2.44)

Timing effects impacting CES (1):
Mark-to-market (gains) losses (net of taxes of $11) (4)	—	—	—	—	—	—	(35)	(0.07)	(35)	(0.07)

ZENS-related mark-to-market (gains) losses:
Marketable securities (net of taxes of $30) (4)(5)	—	—	—	—	114	0.23	—	—	114	0.23
Indexed debt securities (net of taxes of $28) (4)	—	—	—	—	(107)	(0.21)	—	—	(107)	(0.21)

Impacts associated with the Vectren merger (net of taxes of $1) (4)	—	—	—	—	6	0.01	—	—	6	0.01

Severance costs (net of taxes of $2, $0) (4)	6	0.01	—	—	1	—	—	—	7	0.01

Impacts associated with the sales of CES (1) and CIS (2) (net of taxes of $28) (4)	—	—	—	—	—	—	206	0.41	206	0.41

Consolidated on a guidance basis	76	0.15	(1,127)	(2.24)	(11)	(0.02)	25	0.05	(1,037)	(2.06)

Losses on impairment (net of taxes of $0, $379) (4)	185	0.37	1,177	2.34	—	—	—	—	1,362	2.71

Consolidated on a guidance basis, excluding losses on impairment	261	0.52	50	0.10	(11)	(0.02)	25	0.05	325	0.65

Corporate and Other Allocation	(8)	(0.02)	(1)	—	11	0.02	(2)	—	—	—

Consolidated on a guidance basis, excluding losses on impairment and with allocation of Corporate and Other	$253	$0.50	$49	$0.10	$—	$—	$23	$0.05	$325	$0.65

(1) Energy Services segment
(2) Infrastructure Services segment
(3) Quarterly diluted EPS on both a GAAP and guidance basis are based on the weighted average number of shares of common stock outstanding during the quarter, and the sum of the quarters may not equal year-to-date diluted EPS

(4) Taxes are computed based on the impact removing such item would have on tax expense
(5) Comprised of common stock of AT&T Inc. and Charter Communications, Inc.
(6) Corporate and Other segment plus preferred stock dividend requirements

Quarter Ended
March 31, 2019
	Utility Operations		Midstream Investments		Corporate and Other (6)		CES(1) & CIS(2) (Disc. Operations)		Consolidated
	Dollars in millions	Diluted EPS (3)	Dollars in millions	Diluted EPS (3)	Dollars in millions	Diluted EPS (3)	Dollars in millions	Diluted EPS (3)	Dollars in millions	Diluted EPS (3)
Consolidated income available to common shareholders and diluted EPS	$141	$0.28	$24	$0.05	$(51)	$(0.10)	$26	$0.05	$140	$0.28

Timing effects impacting CES (1):
Mark-to-market (gains) losses (net of taxes of $5) (4)	—	—	—	—	—	—	(14)	(0.03)	(14)	(0.03)

ZENS-related mark-to-market (gains) losses:
Marketable securities (net of taxes of $17)(4)(5)	—	—	—	—	(66)	(0.13)	—	—	(66)	(0.13)
Indexed debt securities (net of taxes of $18) (4)	—	—	—	—	68	0.13	—	—	68	0.13

Consolidated on a guidance basis	141	0.28	24	0.05	(49)	(0.10)	12	0.02	128	0.25

Impacts associated with the Vectren merger
Merger impacts other than the increase in share count (net of taxes of $13, $11, $0) (4)	70	0.14	—	—	22	0.05	2	—	94	0.19
Impact of increased share count on EPS	—	0.02	—	—	—	—	—	—	—	0.02
Total merger impacts	70	0.16	—	—	22	0.05	2	—	94	0.21

Consolidated on a guidance basis, excluding impacts associated with the Vectren merger	211	0.44	24	0.05	(27)	(0.05)	14	0.02	222	0.46

Corporate and Other Allocation	(13)	(0.03)	(1)	—	27	0.05	(13)	(0.02)	—	—

Consolidated on a guidance basis, excluding impacts associated with the Vectren merger and with allocation of Corporate and Other	$198	$0.41	$23	$0.05	$—	$—	$1	$—	$222	$0.46

(1) Energy Services segment
(2) Infrastructure Services segment
(3) Quarterly diluted EPS on both a GAAP and guidance basis are based on the weighted average number of shares of common stock outstanding during the quarter, and the sum of the quarters may not equal year-to-date diluted EPS

(4) Taxes are computed based on the impact removing such item would have on tax expense
(5) Comprised of common stock of AT&T Inc. and Charter Communications, Inc.
(6) Corporate and Other segment plus preferred stock dividend requirements

Filing of Form 10-Q for CenterPoint Energy, Inc.

Today, CenterPoint Energy, Inc. filed with the Securities and Exchange Commission (SEC) its Quarterly Report on Form 10-Q for the quarter ended March 31, 2020. A copy of that report is available on the company’s website, under the Investors section. Investors and others should note that we may announce material information using SEC filings, press releases, public conference calls, webcasts, and the Investor Relations page of our website. In the future, we will continue to use these channels to distribute material information about the company and to communicate important information about the company, key personnel, corporate initiatives, regulatory updates and other matters. Information that we post on our website could be deemed material; therefore we encourage investors, the media, our customers, business partners and others interested in our company to review the information we post on our website.

Webcast of Earnings Conference Call

CenterPoint Energy’s management will host an earnings conference call on Thursday, May 7, 2020, at 10:00 a.m. Central time/11:00 a.m. Eastern time. Interested parties may listen to a live audio broadcast of the conference call on the company’s website under the Investors section. A replay of the call can be accessed approximately two hours after the completion of the call and will be archived on the website for at least one year.

Headquartered in Houston, Texas, CenterPoint Energy, Inc. is an energy delivery company with regulated utility businesses in eight states and a competitive energy businesses footprint in more than 30 states. Through its electric transmission & distribution, power generation and natural gas distribution businesses, the company serves more than 7 million metered customers in Arkansas, Indiana, Louisiana, Minnesota, Mississippi, Ohio, Oklahoma and Texas. CenterPoint Energy's competitive energy businesses include natural gas marketing and energy-related services, energy efficiency and sustainability solutions, and owning and operating intrastate natural gas pipeline systems that help fund utility operations. As of March 31, 2020, the company owned approximately $33 billion in assets and also owned 53.7 percent of the common units representing limited partner interests in Enable Midstream Partners, LP, a publicly traded master limited partnership that owns, operates and develops strategically located natural gas and crude oil infrastructure assets. With approximately 9,900 employees, CenterPoint Energy and its predecessor companies have been in business for more than 150 years. For more information, visit CenterPointEnergy.com.

This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this news release, the words "anticipate," "believe," "continue," "could," "estimate," "expect," "forecast," "goal," "intend," "may," "objective," "plan," "potential," "predict," "projection," "should," "target," "will" or other similar words are intended to identify forward-looking statements. These forward-looking statements are based upon assumptions of management which are believed to be reasonable at the time made and are subject to significant risks and uncertainties. Actual events and results may differ materially from those expressed or implied by these forward-looking statements. Any statements in this news release regarding capital investments, future earnings, and future financial performance and results of operations, including, but not limited to earnings guidance, impact of COVID-19, including with respect to regulatory actions, and any other statements that are not historical facts are forward-looking statements. Each forward-looking statement contained in this news release speaks only as of the date of this release.

Risks Related to CenterPoint Energy

Important factors that could cause actual results to differ materially from those indicated by the provided forward-looking information include risks and uncertainties relating to: (1) the performance of Enable Midstream Partners, LP (Enable), the amount of cash distributions CenterPoint Energy receives from Enable, Enable's ability to redeem the Enable Series A Preferred Units in certain circumstances and the value of CenterPoint Energy's interest in Enable, and factors that may have a material impact on such performance, cash distributions and value, including factors such as: (A) competitive conditions in the midstream industry, and actions taken by Enable's customers and competitors, including drilling, production and capital spending decisions of third parties and the extent and timing of the entry of additional competition in the markets served by Enable; (B) the timing and extent of changes in the supply of natural gas and associated commodity prices, particularly prices of natural gas and natural gas liquids (NGLs), the competitive effects of the available pipeline capacity in the regions served by Enable, and the effects of geographic and seasonal commodity price differentials, including the effects of these circumstances on re-contracting available capacity on Enable's interstate pipelines; (C) economic effects of the recent actions of Saudi Arabia,  Russia and other oil-producing countries, which have resulted in a substantial decrease in oil and natural gas prices and the combined impact of these events and COVID-19 on commodity prices; (D) the demand for crude oil, natural gas, NGLs and transportation and storage services; (E) environmental and other governmental regulations, including the availability of drilling permits and the regulation of hydraulic fracturing; (F) recording of goodwill, long-lived asset or other than temporary impairment charges by or related to Enable; (G) the timing of payments from Enable's customers under existing contracts, including minimum volume commitment payments; (H) changes in tax status; and (I) access to debt and equity capital; (2) the COVID-19 pandemic and its effect on CenterPoint Energy’s and Enable’s operations, business and financial condition, the industries and communities they serve, U.S. and world financial markets and supply chains, potential regulatory actions and changes in customer and stakeholder behaviors relating thereto; (3) volatility and a substantial recent decline in the markets for oil and natural gas as a result of the actions of crude-oil exporting nations and the Organization of Petroleum Exporting Countries and reduced worldwide consumption due to the COVID-19 pandemic; (4) CenterPoint Energy's expected benefits of the merger with Vectren Corporation (Vectren) and integration, including the outcome of shareholder litigation filed against Vectren that could reduce anticipated benefits of the merger, as well as the ability to successfully integrate the Vectren businesses and to realize anticipated benefits and commercial opportunities; (5) the recording of impairment charges, including any impairment or loss associated with the sale of Infrastructure Services and Energy Services; (6) industrial, commercial and residential growth in CenterPoint Energy's service territories and changes in market demand, including the demand for CenterPoint Energy's non-utility products and services and effects of energy efficiency measures and demographic patterns; (7) timely and appropriate rate actions that allow recovery of costs and a reasonable return on investment; (8) future economic conditions in regional and national markets and their effect on sales, prices and costs; (9) weather variations and other natural phenomena, including the impact of severe weather events on operations and capital; (10) state and federal legislative and regulatory actions or developments affecting various aspects of CenterPoint Energy's and Enable's businesses, including, among others, energy deregulation or re-regulation, pipeline integrity and safety and changes in regulation and legislation pertaining to trade, health care, finance and actions regarding the rates charged by our regulated businesses; (11) tax legislation, including the effects of the Coronavirus Aid, Relief, and Economic Security (CARES) Act, the comprehensive tax reform legislation informally referred to as the Tax Cuts and Jobs Act (which includes any potential changes to interest deductibility) and uncertainties involving state commissions' and local municipalities' regulatory requirements and determinations regarding the treatment of excess deferred income taxes and CenterPoint Energy's rates; (12) CenterPoint Energy's ability to mitigate weather impacts through normalization or rate mechanisms, and the effectiveness of such mechanisms; (13) the timing and extent of changes in commodity prices, particularly natural gas and coal, and the effects of geographic and seasonal commodity price differentials; (14) the ability of CenterPoint Energy's and CERC's non-utility business (Energy Services) to effectively optimize opportunities related to natural gas price volatility and storage activities, including weather-related impacts; (15) actions by credit rating agencies, including any potential downgrades to credit ratings; (16) changes in interest rates and their impact on CenterPoint Energy's costs of borrowing and the valuation of its pension benefit obligation; (17) problems with regulatory approval, legislative actions, construction, implementation of necessary technology or other issues with respect to major capital projects that result in delays or cancellation or in cost overruns that cannot be recouped in rates; (18) the availability and prices of raw materials and services and changes in labor for current and future construction projects; (19) local, state and federal legislative and regulatory actions or developments relating to the environment, including, among others, those related to global climate change, air emissions, carbon, waste water discharges and the handling and disposal of coal combustion residuals (CCR) that could impact the continued operation, and/or cost recovery of generation plant costs and related assets; (20) the impact of unplanned facility outages or other closures; (21) any direct or indirect effects on CenterPoint Energy's or Enable's facilities, operations and financial condition resulting from terrorism, cyber-attacks, data security breaches or other attempts to disrupt CenterPoint Energy's businesses or the businesses of third parties, or other catastrophic events such as fires, ice, earthquakes, explosions, leaks, floods, droughts, hurricanes, tornadoes, pandemic health events or other occurrences; (22) CenterPoint Energy's ability to invest planned capital and the timely recovery of CenterPoint Energy's existing and future investments, including those related to Indiana Electric's anticipated Integrated Resource Plan; (23) CenterPoint Energy's ability to successfully construct and operate electric generating facilities, including complying with applicable environmental standards and the implementation of a well-balanced energy and resource mix, as appropriate; (24) CenterPoint Energy's ability to control operation and maintenance costs; (25) the sufficiency of CenterPoint Energy's insurance coverage, including availability, cost, coverage and terms and ability to recover claims; (26) the investment performance of CenterPoint Energy's pension and postretirement benefit plans; (27) commercial bank and financial market conditions, CenterPoint Energy's access to capital, the cost of such capital, and the results of CenterPoint Energy's financing and refinancing efforts, including availability of funds in the debt capital markets; (28) changes in rates of inflation; (29) inability of various counterparties to meet their obligations to CenterPoint Energy; (30) non-payment for CenterPoint Energy's services due to financial distress of its customers; (31) the extent and effectiveness of CenterPoint Energy's and Enable's risk management and hedging activities, including but not limited to, financial and weather hedges and commodity risk management activities; (32) timely and appropriate regulatory actions, which include actions allowing securitization, for any future hurricanes or natural disasters or other recovery of costs; (33) CenterPoint Energy's or Enable's potential business strategies and strategic initiatives, including restructurings, joint ventures and acquisitions or dispositions of assets or businesses, including the proposed sale of Energy Services, which CenterPoint Energy and Enable cannot assure will be completed or will have the anticipated benefits to CenterPoint Energy or Enable; (34) the development of new opportunities and the performance of projects undertaken by ESG, including, among other factors, the level of success in bidding contracts and cancellation and/or reductions in the scope of projects by customers, and obligations related to warranties and guarantees; (35) acquisition and merger activities involving CenterPoint Energy or its competitors, including the ability to successfully complete merger, acquisition and divestiture plans; (36) CenterPoint Energy's or Enable's ability to recruit, effectively transition and retain management and key employees and maintain good labor relations; (37) the outcome of litigation; (38) the ability of retail electric providers (REPs), including REP affiliates of NRG Energy, Inc. and Vistra Energy Corp., formerly known as TCEH Corp., to satisfy their obligations to CenterPoint Energy and its subsidiaries; (39) changes in technology, particularly with respect to efficient battery storage or the emergence or growth of new, developing or alternative sources of generation; (40) the impact of alternate energy sources on the demand for natural gas; (41) the timing and outcome of any audits, disputes and other proceedings related to taxes; (42) the effective tax rates; (43) the transition to a replacement for the LIBOR benchmark interest rate; (44) the effect of changes in and application of accounting standards and pronouncements; and (45) other factors discussed in CenterPoint Energy’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, CenterPoint Energy’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 and other reports CenterPoint Energy or its subsidiaries may file from time to time with the Securities and Exchange Commission.

Use of Non-GAAP Financial Measures by CenterPoint Energy in Providing Guidance

In addition to presenting its financial results in accordance with generally accepted accounting principles (GAAP), including presentation of income (loss) available to common shareholders and diluted earnings (loss) per share, CenterPoint Energy also provides guidance based on adjusted income and adjusted diluted earnings per share, which are non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance that excludes or includes amounts that are not normally excluded or included in the most directly comparable GAAP financial measure.

To provide greater transparency on utility earnings, CenterPoint Energy’s 2020 guidance will be presented in two components, a guidance basis Utility EPS range and a Midstream Investments EPS expected range. The 2020 Utility EPS guidance range includes net income from Houston Electric, Indiana Electric and Natural Gas Distribution business segments, as well as after tax operating income from the Corporate and Other business segment. The 2020 Utility EPS guidance range considers operations performance to date and assumptions for certain significant variables that may impact earnings, such as customer growth (approximately 2% for electric operations and 1% for natural gas distribution) and usage including normal weather, throughput, recovery of capital invested through rate cases and other rate filings, effective tax rates, financing activities and related interest rates, regulatory and judicial proceedings, anticipated cost savings as a result of the merger and reflects dilution and earnings as if the recently issued preferred stock were issued as common stock. In addition, the 2020 Utility EPS guidance range incorporates a COVID-19 scenario range of $0.05 - $0.08 which assumes reduced demand levels with April as the peak and reflects anticipated deferral and recovery of incremental expenses, including bad debt. The COVID-19 scenario also assumes a gradual re-opening of the economy in CenterPoint Energy's service territories, leading to diminishing levels of demand reduction, which would continue through August. To the extent actual recovery deviates from these COVID-19 scenario assumptions, the 2020 Utility EPS guidance range may not be met and our projected full-year guidance range may change. The 2020 Utility EPS guidance range also assumes an allocation of corporate overhead based upon its relative earnings contribution. Corporate overhead consists of interest expense, preferred stock dividend requirements, income on Enable preferred units and other items directly attributable to the parent along with the associated income taxes. Utility EPS guidance excludes (a) certain integration and transaction-related fees and expenses associated with the merger, (b) severance costs, (c) Midstream Investments and associated allocation of corporate overhead, (d) results related to Infrastructure Services and Energy Services, including anticipated costs and impairment resulting from the sale of those businesses, and (e) earnings or losses from the change in value of ZENS and related securities. In providing this guidance, CenterPoint Energy uses a non-GAAP measure of adjusted diluted earnings per share that does not consider other potential impacts, such as changes in accounting standards or unusual items, which could have a material impact on GAAP reported results for the applicable guidance period. CenterPoint Energy is unable to present a quantitative reconciliation of forward looking adjusted diluted earnings per share because changes in the value of ZENS and related securities are not estimable as they are highly variable and difficult to predict due to various factors outside of management’s control.

The 2020 Midstream Investments EPS expected range assumes a 53.7 percent limited partner ownership interest in Enable and includes the amortization of the Company’s basis differential in Enable and assumes an allocation of CenterPoint Energy corporate overhead based upon Midstream Investments relative earnings contribution. The Midstream Investments EPS expected range reflects dilution and earnings as if the CenterPoint Energy recently issued preferred stock were issued as common stock. The Midstream Investments EPS expected range takes into account such factors as Enable’s most recent public outlook for 2020 dated May 6, 2020, and effective tax rates. The company does not include other potential impacts such as any changes in accounting standards, impairments or Enable’s unusual items.

Management evaluates the company’s financial performance in part based on adjusted income and adjusted diluted earnings per share. Management believes that presenting these non-GAAP financial measures enhances an investor’s understanding of CenterPoint Energy’s overall financial performance by providing them with an additional meaningful and relevant comparison of current and anticipated future results across periods. The adjustments made in these non-GAAP financial measures exclude items that Management believes do not most accurately reflect the company’s fundamental business performance. These excluded items are reflected in the reconciliation tables of this news release, where applicable. CenterPoint Energy’s adjusted income and adjusted diluted earnings per share non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, income available to common shareholders and diluted earnings per share, which respectively are the most directly comparable GAAP financial measures. These non-GAAP financial measures also may be different than non-GAAP financial measures used by other companies.

CenterPoint Energy, Inc. and Subsidiaries
Condensed Statements of Consolidated Income
(Millions of Dollars)
(Unaudited)

	Three Months Ended March 31,
	2020	2019
Revenues:
Utility revenues	$2,073	$2,171
Non-utility revenues	94	58
Total	2,167	2,229
Expenses:
Utility natural gas, fuel and purchased power	609	797
Non-utility cost of revenues, including natural gas	64	47
Operation and maintenance	674	748
Depreciation and amortization	282	300
Taxes other than income taxes	136	126
Goodwill Impairment	185	—
Total	1,950	2,018
Operating Income	217	211
Other Income (Expense):
Gain (loss) on marketable securities	(144)	83
Gain (loss) on indexed debt securities	135	(86)
Interest expense and other finance charges	(139)	(121)
Interest expense on Securitization Bonds	(8)	(12)
Equity in earnings (loss) of unconsolidated affiliates, net	(1,475)	62
Interest income	—	12
Interest income from Securitization Bonds	1	2
Other income, net	13	6
Total	(1,617)	(54)
Income (Loss) from Continuing Operations Before Income Taxes	(1,400)	157
Income tax expense (benefit)	(347)	14
Income (Loss) from Continuing Operations	(1,053)	143
Income (loss) from discontinued operations (net of tax expense (benefit) of ($17) and $8, respectively)	(146)	26
Net Income (Loss)	(1,199)	169
Preferred stock dividend requirement	29	29
Income (Loss) Available to Common Shareholders	$(1,228)	$140

Reference is made to the Combined Notes to Unaudited Condensed Consolidated Financial Statements
contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries
Selected Data From Statements of Consolidated Income
(Million of Dollars, Except Share and Per Share Amounts)
(Unaudited)

	Three Months Ended March 31,
	2020	2019

Basic earnings (loss) per common share - continuing operations	$(2.15)	$0.23
Basic earnings (loss) per common share - discontinued operations	(0.29)	0.05
Basic Earnings (loss) Per Common Share	$(2.44)	$0.28
Diluted earnings (loss) per common share - continuing operations	$(2.15)	$0.23
Diluted earnings (loss) per common share - discontinued operations	(0.29)	0.05
Diluted Earnings Per Common Share	$(2.44)	$0.28

Dividends Declared per Common Share	$0.2900	$—
Dividends Paid per Common Share	0.2900	0.2875
Weighted Average Common Shares Outstanding (000):
- Basic	502,388	501,521
- Diluted	502,388	503,944

Net Income (Loss) by Reportable Segment
Houston Electric T&D	$37	$30
Indiana Electric Integrated	(171)	(9)
Natural Gas Distribution	204	120
Midstream Investments	(1,127)	24
Corporate and Other	4	(22)
Income (Loss) from Continuing Operations	(1,053)	143
Income (Loss) from Discontinued Operations (net of tax expense (benefit) of ($17) and $8, respectively)	(146)	26
Net Income (Loss)	$(1,199)	$169

Reference is made to the Combined Notes to Unaudited Condensed Consolidated Financial Statements
contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries
Results of Operations by Segment
(Millions of Dollars, Except Throughput and Customer Data)
(Unaudited)

	Houston Electric T&D
	Three Months Ended March 31,		% Diff
	2020	2019	Fav/Unfav
Utility Revenues:
TDU	$600	$595	1%
Bond Companies	38	94	(60)%
Total revenues	638	689	(7)%
Expenses:
Operation and maintenance, excluding Bond Companies	358	366	2%
Depreciation and amortization, excluding Bond Companies	99	93	(6)%
Taxes other than income taxes	64	62	(3)%
Bond Companies	31	84	63%
Total expenses	552	605	9%
Operating Income	86	84	2%
Other Income (Expense)
Interest expense and other finance charges	(41)	(40)	(3)%
Interest expense on Securitization Bonds	(8)	(12)	33%
Interest income	1	4	(75)%
Interest income from Securitization Bonds	1	2	(50)%
Other income (expense), net	3	(2)	250%
Income From Continuing Operations Before Income Taxes	42	36	17%
Income tax expense	5	6	17%
Net Income	$37	$30	23%
Actual MWH Delivered
Residential	5,350,903	5,182,639	3%
Total	20,101,675	19,018,985	6%
Weather (percentage of 10-year average for service area):
Cooling degree days	185%	91%	94%
Heating degree days	68%	90%	(22)%
Number of metered customers - end of period:
Residential	2,260,352	2,206,563	2%
Total	2,552,739	2,494,761	2%

Reference is made to the Combined Notes to Unaudited Condensed Consolidated Financial Statements
contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries
Results of Operations by Segment
(Millions of Dollars, Except Throughput and Customer Data)
(Unaudited)

	Indiana Electric Integrated (1)
	Three Months Ended March 31,		% Diff
	2020	2019	Fav / Unfav
Utility revenues	$129	$83	55%
Utility natural gas, fuel and purchased power	35	26	(35)%
Utility revenues less Utility natural gas, fuel and purchased power	94	57	65%
Expenses:
Operation and maintenance	44	48	8%
Depreciation and amortization	25	16	(56)%
Taxes other than income taxes	4	2	(100)%
Goodwill impairment	185	—	—
Total expenses	258	66	(291)%
Operating Loss	(164)	(9)	(1,722)%
Other Income (Expense)
Interest expense and other finance charges	(6)	(3)	(100)%
Other income, net	2	1	100%
Loss From Continuing Operations Before Income Taxes	(168)	(11)	(1,427)%
Income tax expense (benefit)	3	(2)	(250)%
Net Loss	$(171)	$(9)	(1,800)%
Actual MWH Delivered
Retail	1,078	704	53%
Wholesale	63	58	9%
Total	1,141	762	50%
Number of metered customers - end of period:
Residential	129,233	128,194	1%
Total	148,265	147,047	1%

(1) Represents February 1, 2019 through March 31, 2019 results only due to the Merger.

Reference is made to the Combined Notes to Unaudited Condensed Consolidated Financial Statements
contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries
Results of Operations by Segment
(Millions of Dollars, Except Throughput and Customer Data)
(Unaudited)

	Natural Gas Distribution (1)
	Three Months Ended March 31,		% Diff
	2020	2019 (1)	Fav/Unfav
Utility revenues	$1,306	$1,399	(7)%
Non-utility revenues	12	16	(25)%
Total revenues	1,318	1,415	(7)%
Utility natural gas, fuel and purchased power	574	771	26%
Non-utility cost of revenues, including natural gas	6	10	40%
Revenues less Utility natural gas, fuel and purchased power and Non-utility cost of revenue	738	634	16%
Expenses:
Operation and maintenance	267	310	14%
Depreciation and amortization	111	95	(17)%
Taxes other than income taxes	67	60	(12)%
Total expenses	445	465	4%
Operating Income	293	169	73%
Other Income (Expense)
Interest expense and other finance charges	(32)	(23)	(39)%
Interest income	1	1	—
Other income (expense), net	(2)	(1)	(100)%
Income From Continuing Operations Before Income Taxes	260	146	78%
Income tax expense	56	26	(115)%
Net Income	$204	$120	70%
Throughput data in BCF
Residential	107	114	(6)%
Commercial and Industrial	146	136	7%
Total Throughput	253	250	1%
Weather (average for service area)
Percentage of 10-year average:
Heating degree days	85%	103%	(18)%
Number of customers - end of period:
Residential	4,266,685	4,219,795	1%
Commercial and Industrial	350,009	350,419	—
Total	4,616,694	4,570,214	1%

(1) Includes acquired natural gas operations February 1, 2019 through March 31, 2019 results only due to the Merger.

Reference is made to the Combined Notes to Unaudited Condensed Consolidated Financial Statements
contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries
Results of Operations by Segment
(Millions of Dollars, Except Throughput and Customer Data)
(Unaudited)

	Midstream Investments
	Three Months Ended March 31,		% Diff
	2020	2019	Fav/Unfav
Non-utility revenues	$—	$—	—
Taxes other than income taxes	(1)	—	—
Total expenses	(1)	—	—
Operating Income	1	—	—
Other Income (Expense)
Interest expense and other finance charges	(14)	(12)	(17)%
Equity in earnings (loss) from Enable, net	(1,475)	62	(2,479)%
Interest income	—	2	—
Income (Loss) From Continuing Operations Before Income Taxes	(1,488)	52	(2,962)%
Income tax expense (benefit)	(361)	28	1,389%
Net Income (Loss)	$(1,127)	$24	(4,796)%

	Corporate and Other
	Three Months Ended March 31,		% Diff
	2020	2019 (1)	Fav/Unfav
Non-utility revenues	$82	$42	95%
Non-utility cost of revenues, including natural gas	58	37	(57)%
Non-utility revenues less Non-utility cost of revenues, including natural gas	24	5	380%
Expenses:
Operation and maintenance	5	24	79%
Depreciation and amortization	17	14	(21)%
Taxes other than income taxes	2	2	—
Total expenses	24	40	40%
Operating Loss	—	(35)	—%
Other Income (Expense)
Gain (loss) on marketable securities	(144)	83	(273)%
Gain (loss) on indexed debt securities	135	(86)	257%
Interest expense and other finance charges	(96)	(84)	(14)%
Interest income	48	46	4%
Other income, net	11	10	10%
Loss From Continuing Operations Before Income Taxes	(46)	(66)	30%
Income tax benefit	(50)	(44)	14%
Net Income (Loss)	$4	$(22)	118%

(1) Includes acquired corporate and other operations February 1, 2019 through March 31, 2019 results only due to the Merger.

Reference is made to the Combined Notes to Unaudited Condensed Consolidated Financial Statements
contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries
Results of Operations by Segment
(Millions of Dollars, Except Throughput and Customer Data)
(Unaudited)

	Capital Expenditures by Segment
	Three Months Ended March 31,
	2020	2029 (1)
Houston Electric T&D	$282	$235
Indiana Electric Integrated	48	37
Natural Gas Distribution	238	166
Corporate and Other	26	68
Continuing Operations	594	506
Discontinued Operations	21	22
Total Capital Expenditures	$615	$528

(1) Includes capital expenditures of acquired businesses from February 1, 2019 through March 31, 2019 only due to the Merger.

	Interest Expense Detail
	Three Months Ended March 31,
	2020	2019
Amortization of Deferred Financing Cost	$7	$7
Capitalization of Interest Cost	(6)	(9)
Securitization Bonds Interest Expense	8	12
Other Interest Expense	138	123
Total Interest Expense	$147	$133

Reference is made to the Combined Notes to Unaudited Condensed Consolidated Financial Statements
contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Millions of Dollars)
(Unaudited)

	March 31, 2020	December 31, 2019
ASSETS
Current Assets:
Cash and cash equivalents	$220	$241
Current assets held for sale	1,647	1,002
Other current assets	2,297	2,694
Total current assets	4,164	3,937

Property, Plant and Equipment, net	20,978	20,624

Other Assets:
Goodwill	4,697	4,882
Regulatory assets	2,120	2,117
Investment in unconsolidated affiliates	850	2,408
Preferred units – unconsolidated affiliate	363	363
Non-current assets held for sale	—	962
Other non-current assets	223	236
Total other assets	8,253	10,968
Total Assets	$33,395	$35,529

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Current portion of securitization bonds long-term debt	$204	$231
Indexed debt	18	19
Current portion of other long-term debt	1,204	618
Current liabilities held for sale	383	455
Other current liabilities	2,233	2,655
Total current liabilities	4,042	3,978

Other Liabilities:
Accumulated deferred income taxes, net	3,562	3,928
Regulatory liabilities	3,480	3,474
Non-current liabilities held for sale	—	43
Other non-current liabilities	1,511	1,503
Total other liabilities	8,553	8,948

Long-term Debt:
Securitization bonds	710	746
Other	13,120	13,498
Total long-term debt	13,830	14,244

Shareholders' Equity	6,970	8,359
Total Liabilities and Shareholders' Equity	$33,395	$35,529

Reference is made to the Combined Notes to Unaudited Condensed Consolidated Financial Statements
contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries
Condensed Statements of Consolidated Cash Flows
(Millions of Dollars)
(Unaudited)

	Three Months Ended March 31,
	2020	2019
Net income (loss)	$(1,199)	$169
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	290	329
Deferred income taxes	(377)	(14)
Goodwill impairment and loss from classification to held for sale	214	—
Goodwill impairment	185	—
Write-down of natural gas inventory	3	1
Equity in (earnings) losses of unconsolidated affiliates	1,475	(62)
Distributions from unconsolidated affiliates	70	74
Changes in net regulatory assets and liabilities	(38)	(3)
Changes in other assets and liabilities	36	(218)
Other, net	3	(5)
Net cash provided by operating activities from continuing operations	662	271

Net cash used in investing activities from continuing operations	(654)	(6,539)

Net cash provided by (used in) financing activities from continuing operations	(32)	2,345

Net Decrease in Cash, Cash Equivalents and Restricted Cash	(24)	(3,923)

Cash, Cash Equivalents and Restricted Cash at Beginning of Period	271	4,278

Cash, Cash Equivalents and Restricted Cash at End of Period	$247	$355

Reference is made to the Combined Notes to Unaudited Condensed Consolidated Financial Statements
contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.